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                                                                 EXHIBIT 10.30.3

                          EASYLINK SERVICES CORPORATION

                         STOCK OPTION AGREEMENT (C) #37


         This Agreement sets forth the terms of a Stock Option granted by EasyLink Services Corporation, a Delaware corporation (the "Company"), on the date specified in the Certificate (as defined below), to purchase shares of Class A Common Stock of the Company (the "Option"). This Agreement incorporates by reference the Certificate of Stock Option Grant (the "Certificate"), which sets forth the terms of this Option in greater detail, and the electronic acceptance of the Option grant as described in the Certificate, both of which are available at www.aststockplan.com.


                                   BACKGROUND

         A. Grantee is an employee, director or consultant of the Company or one of its Subsidiaries.

         B. In consideration of services to be performed, the Company desires to afford the Grantee an opportunity to purchase shares of its common stock in accordance with the Company's stock option plan specified in the Certificate (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it as hereinafter provided.

         C. Any capitalized terms not otherwise defined herein shall have the meaning accorded them under the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto (the "Parties"), intending to be legally bound, agree as follows:

SECTION I. OPTION TO PURCHASE SHARES.

         1.1 Grant of Option. The Company hereby irrevocably grants to the Grantee the Option to purchase all or any part of the aggregate number of shares of Class A Common Stock of the Company ("Common Stock"), par value $.01 per share (the "Option Shares"), specified in the Certificate at the grant price listed in the Certificate (the "Option Price"), during the period and subject to the conditions hereinafter set forth. If such Option constitutes an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), such status will be so specified in the Certificate.

         1.2 Option Period. The Option may be exercised in accordance with the provisions of Paragraphs 1.4 and 1.5 hereof during the Option Period, which shall begin on the Grant Date specified in the Certificate and shall end on the Option Expiration Date defined in Paragraph 1.3 hereof, subject to early termination as set forth in Section 1.6. All rights to exercise the Option shall terminate on the Option Expiration Date or, if earlier, the date set forth in
Section 1.6.

         1.3 Option Expiration Date. The Option Expiration Date shall be specified on the Certificate.

         1.4 Exercise of Option.


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         (a) Except as provided in subparagraph 1.4(b), this Option shall be exercisable in accordance with the vesting schedule and at the grant price per share specified in the Certificate, provided that any portion of this Option which is exercisable in any year, but not exercised, may be carried forward and exercised in any future year during the term hereof.

          (b) Notwithstanding the foregoing, the Plan may contain provisions affecting the vesting and exercisability of this Option in the event of certain corporate transactions, such as mergers, consolidations, tender offers or sales of all or substantially all of the Company's assets, or after "change in control" events. If the Plan contains such provisions and such a transaction or event occurs, the terms of the Plan shall govern the exercisability and vesting of this Option.

         1.5 Manner of Exercise. A "cashless" exercise of the Option shall be authorized by the Grantee's signing and submitting the Stock Option Exercise, Same-Day-Sale and Direct Deposit Standing Letter of Authorization (available at www.aststockplan.com) to Smith Barney Stock Plan Services via facsimile or regular mail. The Grantee is responsible for establishing an account with a broker selected by the Company to facilitate a "cashless" exercise. A "cash" exercise of the Option shall be authorized by the Grantee's signing and submitting to Smith Barney Stock Plan Services the Stock Option Cash Exercise Letter of Authorization (available at www.aststockplan.com), which is required with each "cash" exercise, along with a check, payable to EasyLink Services Corporation, in the aggregate amount of the grant price specified in the Certificate times the number of shares to be purchased by the Grantee plus any applicable federal, state or local income taxes, employment taxes, Federal Insurance Contribution Act ("FICA") withholdings or other amounts required by applicable law or government regulation to be withheld from the Grantee in connection with the exercise.

         1.6 Rights in Event of Disability, Death or Termination of Services.

         (a) Disability. If the Grantee's services for the Company and its Subsidiaries are terminated because of permanent disability as defined in Code
Section 22(e)(3), the Grantee may, within one year following termination, exercise the Option with respect to all or part of the shares subject thereto in which the right to purchase shares had accrued or vested at the time of termination of services.

         (b) Death. If the Grantee dies without having fully exercised the Option, the executors, administrators, legatees or distributees of the Grantee's estate shall have the right, for a period of one year after the date of the Grantee's death, to exercise the Option, in whole or in part, to the extent that the right to exercise had accrued or vested prior to the date of death. A Grantee's "estate" shall mean his or her legal representative or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Board or Committee may in its discretion require the estate of the Grantee to supply the Board or Committee with written notice of the Grantee's death and a copy of the will or other documents deemed necessary to establish the validity of the transfer of an Option. The Board or Committee may also require that the estate of a deceased Grantee agree to be bound by all of the terms and conditions of the Plan.

         (c) Cause and Competition. If the services of the Grantee for the Company and its Subsidiaries are terminated for "Cause" (as defined below) or the Grantee terminates his or her services and commences performing services for a competitor (as defined below), the Grantee's rights under any then outstanding Option, whether or not accrued or vested, shall terminate at the time of termination of the Grantee's services for the Company and its Subsidiaries. "Cause" shall mean termination based upon (i) the willful failure by the Grantee to follow directions communicated to him by the Board; (ii) the willful engaging by the Grantee in conduct that is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by the Grantee to an act of fraud, misappropriation or embezzlement or to a felony; (iv) the Grantee's habitual drunkenness or use of illegal substances; (v) a material breach by the Grantee of his employment agreement; or (vi) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause. "Competitor" shall mean any person or entity engaged in a business competitive (in the good faith judgment of the Board or Committee) with that of the Company.



                                      (2)
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         (d) Company Termination for Reasons other than Cause and Performance.
If the services of the Grantee for the Company and its Subsidiaries are terminated by the Company and the Company does not state that such termination was either for Cause or for reasons that are performance-related, the Grantee may, within eighteen (18) months following the termination or such later date as may be approved by the Compensation Committee (or if the Board has notified the Grantee of its intent to register an offering of the Company's securities as described in Paragraph 1.9 of this Agreement, the time period becomes six (6) months following the 180-day lock-up period provided for in Paragraph 1.9), exercise an Option to the extent the right to exercise had accrued or vested prior to termination. This section (d) shall not affect the right of the Grantee to exercise any portion of the Option granted at the election of the Grantee in conversion of a bonus otherwise payable in cash.

         (e) Other Reason. If the services of the Grantee for the Company and its Subsidiaries are terminated for any reason other than those provided above, whether voluntarily by the Grantee or otherwise, the Grantee may, within sixty
(60) days following the termination (or if the Board has notified the Grantee of its intent to register an offering of the Company's securities as described in Paragraph 1.9 of this Agreement, the time period becomes sixty (60) days following the 180-day lock-up period provided for in Paragraph 1.9) exercise an Option to the extent the right to exercise had accrued or vested prior to termination. This section (e) shall not affect the right of the Grantee to exercise any portion of the Option granted at the election of the Grantee in conversion of a bonus otherwise payable in cash or for options purchased by nonbonus eligible employees.

         1.7 Transferability of Option. The Option is not transferable by the Grantee other than by will or by the laws of descent and distribution in the event of the Grantee's death, in which event the Option may be exercised by the heirs or legal representatives of the Grantee as provided in Paragraph 1.6 hereof. The Option may be exercised during the lifetime of the Grantee only by the Grantee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Grantee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

         1.8 Option Shares to be Purchased for Investment. It shall be a condition to the exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution.

         1.9 Registration of Shares and Lock-Up Period. In the event the Company registers the offering of any securities of the Company under the Act, the Grantee, upon notice from the Company, shall not exercise any Options granted under this Agreement, or sell or otherwise transfer any securities of the Company obtained in connection with this Agreement, during the 180-day period following the effective date of a registration statement filed under the Act; provided, however, that such registration shall only apply to public offerings which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

SECTION II. CONDITION TO DELIVERY OF OPTION SHARES.

         The Company's obligation to deliver Option Shares upon exercise of the Option is subject to the condition that the Grantee is performing services for the Company or one of its Subsidiaries on the date the right to exercise the Option vests. If the Grantee's services for the Company and its Subsidiaries are terminated, the Company's obligation to deliver shares shall be as set forth in Paragraph 1.6 of this Agreement.



                                      (3)
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SECTION III. ADJUSTMENTS AND REORGANIZATIONS

         3.1 In the event the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company (whether by reason by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Common Stock theretofore or thereafter subject to an Option the number and kind of shares of capital stock or other securities into, which each outstanding share of Common Stock shall be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Common Stock, or of any capital stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

         3.2 Fractional shares resulting from any adjustment in Options pursuant to this Section III may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option that shall have been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

         3.3 Notwithstanding the foregoing, the Plan may contain provisions affecting the price and adjustment of this Option in the event of certain corporate transactions or "change in control" events, such as those described in
Section 3.1 above. If the Plan contains such provisions and such a transaction or event occurs, the terms of the Plan shall govern the price and adjustment of this Option.

SECTION IV. THE CLOSING

         4.1 Certificates. Upon Smith Barney Stock Plan Services's receipt of payment by the Grantee in a "cash" exercise, Smith Barney Stock Plan Services will facilitate the delivery to the Grantee of a certificate or certificates, duly endorsed, representing the Option Shares.

         4.2 Legends. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of the Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. This Option does not hereby impose on the Company a duty to so list, register, qualify, or effect or obtain consent or approval. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the certificates for the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered, such legend to read as follows:

                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
            NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING SUCH SECURITIES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."


                                      (4)
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SECTION V. WAIVER

         The Grantee hereby waives any and all rights, interests or causes of action against the Company that may exist prior to the date of this Agreement arising out of the Grantee's Option to acquire Common Stock in the Company.

SECTION VI. MISCELLANEOUS

         6.1 No Obligation to Exercise Option. The Grantee shall be under no obligation to exercise the Option.

         6.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

                              If to the Company:

                              EasyLink Services Corporation
                              33 Knightsbridge Road
                              Piscataway, NJ 08854

                              Attention: Manager of Employee Benefits

                              If to the Grantee:

                              Address of the Grantee on file with the Company.

         6.3 Administration. This Option has been granted pursuant to the Plan, and is subject to the terms and provisions thereof. By acceptance hereof the Grantee acknowledges receipt of a copy of the Plan. All questions of interpretation and application of the Plan and this Option shall be determined by the Company, and such determination shall be final, binding and conclusive.

         6.4 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, personal representatives, successors and permitted assignees.

         6.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Grantee's execution may be made electronically at the website of Smith Barney Stock Plan Services (www.aststockplan.com).



                                      (5)
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         6.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Parties or electronically at the website of Smith Barney Stock Plan Services (www.aststockplan.com).

         6.8 No Third Party Beneficiaries. This Agreement shall not confer any rights of remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         6.9 Default. In the event a Party fails to comply with the terms of this Agreement, any other Party to this Agreement shall be entitled to (a) injunctive relief, as a matter of right, in any court of competent jurisdiction; and (b) any other relief or remedy that may be available pursuant to this Agreement or at law or equity.

         6.10 Waivers. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         6.11 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

         6.12 Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.

         6.13 Entire Agreement. This writing, together with the Certificate and the other documents incorporated herein by reference, contains the entire agreement of the Parties. The Parties are not bound by any oral statements that are made outside of this Agreement.


         IN WITNESS WHEREOF, the Parties hereunto set their hands as of the date the Certificate is accepted on the website of Smith Barney Stock Plan Services (www.aststockplan.com).

                              EASYLINK SERVICES CORPORATION

                              By /s/ Debra L. McClister
                                 ----------------------------------------------
                              Debra L. McClister
                              Executive Vice President, Chief Financial Officer


                              GRANTEE

                              (Acceptance designated electronically at the website of Smith Barney Stock Plan Services, www.aststockplan.com.)





                                      (6)